                                  Exhibit 1.1



                       FOCAL COMMUNICATIONS CORPORATION

                                 $270,000,000

                    12.125% Senior Discount Notes due 2008


                              PURCHASE AGREEMENT


                                                              New York, New York
                                                               February 12, 1998


Salomon Brothers Inc
Morgan Stanley & Co. Incorporated
NationsBanc Montgomery Securities LLC
In care of Salomon Brothers Inc
Seven World Trade Center
New York, New York  10048


Ladies and Gentlemen:

          Focal Communications Corporation (the "Company"), a Delaware corporation, proposes to issue and sell to you (the "Initial Purchasers"), $270,000,000 aggregate stated principal amount at maturity of its 12.125% Senior Discount Notes due 2008 (the "Notes"). The Notes are to be issued under an indenture (the "Indenture") dated as of February 18, 1998 between the Company and Harris Trust and Savings Bank, as trustee (the "Trustee").

          The sale of the Notes to the Initial Purchasers will be made without registration of the Notes under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereunder in compliance with Rule 144A under the Securities Act. The Initial Purchasers have advised the Company that the Initial Purchasers will offer and sell the Notes purchased by them hereunder in accordance with Section 4 hereof on the terms set forth in the Final Memorandum
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(as defined below) as soon as the Initial Purchasers deem advisable after this
Purchase Agreement (the "Agreement") has been executed and delivered.

          In connection with the sale of the Notes, the Company has prepared a preliminary offering memorandum, dated January 30, 1998 (the "Preliminary Memorandum") and a final offering memorandum, dated February 12, 1998 (the "Final Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company and the Notes. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Notes by the Initial Purchasers. Unless stated to the contrary, all references herein at the Execution Time (as defined therein) and are not meant to include any amendment or supplement subsequent to the Execution Time.

          The holders of the Notes will be entitled to the benefits of the Exchange and Registration Agreement dated the Closing Date (as defined herein) among the Company and the Initial Purchasers (the "Registration Agreement") in the form of Exhibit C attached hereto.

          1.  Representations and Warranties.  The Company and the Executing
              ------------------------------
Subsidiaries represent and warrant to, and agree with, the Initial Purchasers as set forth below in this Section 1.

              (a) The Preliminary Memorandum, at the date thereof did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Final Memorandum at the date hereof and at all times subsequent hereto up to and including the Closing Date, does not, and will not (and, together with any amendment or supplement thereto, at the date thereof and at the Closing Date, will not), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no
                       --------  -------
       representation or warranty as to the information contained in or omitted from the Preliminary Memorandum, or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers specifically for inclusion therein.

              (b) Neither the Company, nor any of its Affiliates (as defined in Rule 501(b) of Regulation D of the Securities Act ("Regulation D")), nor any person acting on its or their behalf has, directly or indirectly, (i) made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Notes under the Securities Act or (ii) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) or in any manner or action involving a public offering within the meaning of Section 4(2) of the Act in connection with the offering of

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       the Notes (provided that no representation is made as to the Initial
                  --------
       Purchasers or any person acting on their behalf).

              (c) Assuming (i) that the representations and warranties of the Initial Purchasers in Section 4 hereof are true and (ii) compliance by the Initial Purchasers with the covenants set forth in Section 4 hereof, it is not necessary in connection with the offer, sale and delivery of the Notes in the manner contemplated by this Agreement and the Final Memorandum or in connection with the initial resale of the Notes by the Initial Purchasers in accordance with this Agreement and the Final Memorandum to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

              (d) The Notes satisfy the eligibility requirements set forth in Rule 144A(d)(3) under the Securities Act.

              (e) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf has engaged in any directed selling efforts (as defined in Regulation S under the Securities Act ("Regulation S")) with respect to the Notes, and each of them has complied with the offering restrictions requirement of Regulation S (provided that no
                                                          --------
       representation is made as to the Initial Purchasers or any person acting on their behalf).

              (f) The Company reasonably believes that there is no substantial U.S. market interest (as defined in Regulation S) in the Notes.

              (g) The Company agrees to permit the Notes to be designated PORTAL eligible securities and will pay the requisite fees related thereto.

              (h) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), without taking account of any exemption arising out of the number of holders of the Company's securities.

              (i) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any Notes (except as contemplated by this Agreement and as disclosed in the Final Memorandum).

              (j) The Company has not taken and will not take, directly or indirectly, any action prohibited by Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with any offering of the Notes.

              (k) The information provided by the Company pursuant to Section 5(k) hereof will not, at the date thereof, contain any untrue statement of a material fact

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       or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

              (l) Each of the Company and its subsidiaries (all of which are listed in Annex I hereto) (individually a "Subsidiary" and collectively the "Subsidiaries") has been duly incorporated and is validly existing and in good standing under the laws of its respective jurisdiction of incorporation, with the requisite corporate power and capacity to own its material properties and conduct its business and proposed business as described in, and contemplated by, the Final Memorandum; and each of the Company and its subsidiaries is duly qualified or registered to carry on business as a corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification or registration, other than where the failure to so qualify or register could not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the financial condition or business, proposed business as described in the Final Memorandum, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole (a "Material Adverse Effect"). Neither the Company nor any of its Subsidiaries is in liquidation, administration or receivership nor has any petition been presented for the winding up of the Company or any of its Subsidiaries.

              (m) The Company is a holding company which derives all of its revenues from the operations of its Subsidiaries. The Company does not have any investment in any person other than its investments in its Subsidiaries.

              (n) Neither the Company nor any of its Subsidiaries is in violation of its articles or by-laws or in default in the performance of any indenture or other agreement or instrument to which it is a party or by which it is bound or to which it or any of its properties is subject, which default or defaults individually or in the aggregate would have a Material Adverse Effect.

              (o)  Except as otherwise set forth in the Final Memorandum, the
       (i) issuance and sale of the Notes to the Initial Purchasers by the Company pursuant to this Agreement, (ii) execution, delivery and performance of this Agreement, the Registration Agreement and the Indenture by the Company, (iii) compliance by the Company and the Executing Subsidiaries with all the provisions hereof and thereof and
       (iv) consummation on the Closing Date of the transactions contemplated hereby and thereby by the Company and the Executing Subsidiaries do not require any consent, permission, authorization, approval or order of, or filing or registration with or notice to, any court, regulatory body, administrative agency or other governmental body (except as may be required under blue sky laws of the various states of the United States and those consents, permissions, authorizations, approvals, orders, filings, registrations or notices which have been obtained or made, as the case may be, or may be obtained or made, as the case may be, pursuant to the Registration Agreement) and do not and will not conflict with, or constitute a breach or a violation of any of the terms or provisions of, or a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary under, (i) the articles, by-laws or other governing documents of the Company or any Subsidiary, (ii) any material statute, rule or regulation applicable to the Company or any Subsidiary or any order of any governmental agency or body or any court having jurisdiction over the Company or any Subsidiary or any of their respective properties, (iii) any agreement or instrument relating to borrowed money to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of their respective properties is subject, or (iv) any other material agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of their respective properties is subject.

              (p) (i) There are no restrictions (other than restrictions which have been waived) on the corporate power and capacity of the Company to enter into this Agreement, the Indenture and the Registration Agreement, to execute and sell the Notes, or to carry out its obligations hereunder and thereunder; (ii) the execution and delivery of this Agreement, the Indenture and the Registration Agreement and the consummation on the Closing Date of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action on the part the Company; (iii) this Agreement has been duly executed and delivered by and constitutes a valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity); (iv) when duly executed and delivered by the Company and the other parties thereto, each of the Indenture and the Registration Agreement will constitute valid and binding obligations of the Company and will be enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

              (q) (i) There are no restrictions (other than restrictions which have been waived) on the corporate power and capacity of either Focal Communications Corporation of Illinois or Focal Communications Corporation of New York (each an "Executing Subsidiary" and collectively, the "Executing Subsidiaries") to enter into this Agreement; (ii) the execution and delivery of this Agreement and the consummation on the Closing Date of the transactions contemplated herein have been duly authorized by all necessary corporate action on the part of each of the

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       Executing Subsidiaries; (iii) this Agreement has been duly executed and delivered by each of the Executing Subsidiaries and constitutes a valid and binding obligation of each of the Executing Subsidiaries and is enforceable against each of the Executing Subsidiaries in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

              (r) All of the issued and outstanding shares of capital stock of, or other ownership interests in, each of the Subsidiaries have been duly authorized and validly issued and, with the exception of the outstanding shares of capital stock of Focal Communications Corporation of Virginia, all of which are registered in the name of Focal Communications Corporation of the Mid-Atlantic, a wholly owned subsidiary of the Company, all of the shares of capital stock of, or other ownership interests in, each of the Subsidiaries are owned beneficially and of record directly by the Company. All such shares of capital stock are fully paid and nonassessable, and are owned free and clear of any lien (other than the lien granted in connection with the bank credit facility of Focal Communications Corporation of Illinois, which lien will be released upon application of the proceeds from the sale of the Notes). There are no outstanding subscriptions, rights, warrants, options, calls, convertible or exchangeable securities, commitments of sale or liens related to, or entitling any person to purchase or otherwise to acquire any shares of, the capital stock of, or other ownership interest in, any of the Subsidiaries.

              (s) The authorized capital stock of the Company as of February 12, 1998 is as set forth in the Final Memorandum under "Description of Capital Stock"; all the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable; the capital stock of the Company conforms in all material respects to all statements relating thereto in the Final Memorandum.

              (t) The Notes have been duly authorized for issuance and sale by the Company to the Initial Purchasers and will, upon execution and delivery of the Indenture, and when issued, executed and delivered in accordance with the Indenture, and paid for in accordance with the terms of this Agreement, constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms and be entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

              (u) The statements set forth in the Final Memorandum under the captions "Risk Factors", "Business", "Management", "Security Ownership of Certain Beneficial Owners and Management", "Certain Transactions", "Description of the Notes", "Description of Capital Stock", "Exchange Offer; Registration Rights", "Certain United Federal Income Tax Considerations", "Plan of Distribution", and "Notice to Investors", insofar as they describe the provisions of the laws and documents referred to therein, are accurate, complete and fair.

              (v) Except as disclosed in the Final Memorandum, (i) there are no legal or governmental actions, suits or proceedings pending or, to the best knowledge of the Company or the Executing Subsidiaries, threatened to which the Company or any of its Subsidiaries is or is threatened to be made a party or of which property owned or leased by the Company or any of its Subsidiaries is or is threatened to be made the subject, which actions, suits or proceedings could, individually or in the aggregate, have a Material Adverse Effect, or materially and adversely affect the ability of the Company to perform its obligations under this Agreement, the Indenture, the Registration Agreement or the Notes or to consummate the transactions contemplated hereby and thereby, and (ii) no labor disturbance by the employees of the Company or any of its Subsidiaries exists or, to the best of the Company's knowledge, is imminent, in either case which could have a Material Adverse Effect or which could materially and adversely affect the ability of the Company to perform its obligations under this Agreement, the Indenture, the Registration Agreement or the Notes or to consummate the transactions contemplated hereby and thereby. Except as disclosed in the Final Memorandum, neither the Company nor any of its Subsidiaries is a party or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body (other than orders of regulatory bodies and administrative agency which are generally applicable to similarly situated telecommunications company).

              (w) The Company has not received any notice of, nor does it have any actual knowledge of, any failure by it or any of its Subsidiaries to be in compliance with all existing statutes and regulations, ordinances, administrative or governmental rules or regulations or court decrees applicable to it or any of its Subsidiaries, which failure could have a Material Adverse Effect.

              (x) The Company and its Subsidiaries are conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which they conduct business, including, without limitation, all applicable environmental laws and regulations, except where the failure to be so in compliance would not have a Material Adverse Effect.

              (y) Except as disclosed in the Final Memorandum, the Company and its Subsidiaries have good and marketable title to all material real properties and all

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       other material properties and assets owned by them, in each case free from liens, encumbrances and defects, other than those which do not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Final Memorandum, the Company and its Subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions, other than those which do not, individually or in the aggregate, have a Material Adverse Effect.

              (z) The Company and its Subsidiaries hold all Federal Communications Commission ("FCC") licenses or authorizations and possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, other than those the absence of which could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or its Subsidiaries, could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

              (aa) The Company and its Subsidiaries own or possess adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, the "Intellectual Property") necessary to conduct the business now operated by them, other than those the absence of which could not, individually or in the aggregate, have a Material Adverse Effect. With respect to the Intellectual Property presently employed by the Company or its Subsidiaries, neither the Company nor any of its Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property that, if determined adversely to the Company or any of its Subsidiaries, could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

              (bb) The Company and its Subsidiaries comply with all Environmental Laws (as defined below), except to the extent that failure to comply with such Environmental Laws could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; neither the Company nor any of its Subsidiaries is the subject of any pending or, to the best knowledge of the Company, threatened federal, state or local investigation evaluating whether any remedial action by the Company or any of its Subsidiaries is needed to respond to a release of any Hazardous Materials (as defined below) into the environment, resulting from the Company's or of the Company or any of its Subsidiaries business properties or assets of the Company or any of its Subsidiaries, or whether the Company or any of its Subsidiaries is in contravention of any Environmental Law; neither the Company nor any of its Subsidiaries has received any notice or claim, nor are there pending or, to the best knowledge of the Company, threatened

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       lawsuits against them, with respect to violations of any Environmental
       Law or in connection with any release of any Hazardous Materials into the environment; as used herein, "Environmental Laws" means any federal, state or local law, regulation, permit, rule or order of any governmental authority, administrative body or court applicable to the Company's or of the Company or any of its Subsidiaries business operations or the ownership or possession of any of their properties or assets relating to environmental matters, and "Hazardous Materials" means those substances that are regulated by, or form the basis of liability under, any Environmental Laws.

              (cc) The consolidated financial statements (including all notes thereto) included in the Final Memorandum present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis. The selected financial data and all operating data included in the Final Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included in the Final Memorandum.

              (dd) Except as disclosed in the Final Memorandum, since the date of the latest audited consolidated financial statements included in the Final Memorandum there has been no change, development or event which could reasonably be expected to have a Material Adverse Effect and there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock. The Company shall have, prior to the Closing Date, received $13.8 million of additional capital from the Equity Investors (as defined in the Final Memorandum) as described in the Final Memorandum and, as a result of the amendment of the Stock Purchase Agreement, the Company's Redeemable Class A Common Stock will be classified as permanent equity on the face of the Company's financial statements for all periods subsequent to December 31, 1997.

              (ee) The Final Memorandum or the Company's consolidated financial statements contained therein disclose each agreement or other instrument to which the Company or any Subsidiary is a party under which the Company or any Subsidiary has indebtedness outstanding of $500,000 or more or is entitled, subject to the satisfaction of conditions specified in such agreement or instrument, to incur indebtedness in such amount. The Company has disclosed to the Initial Purchasers and counsel to the Initial Purchasers that it has no swap or other hedging or derivative agreement or transaction to which the Company or any Subsidiary is a party or may in any way be contingently liable.

              (ff) Arthur Andersen LLP, who are reporting on the audited consolidated financial statements of the Company included in the Final Memorandum, are independent public accountants in accordance with the provisions of the Securities Act.

              2.   Purchase and Sale. Subject to the terms and conditions and in
                   -----------------
reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 55.56578% of the stated principal amount at maturity thereof, plus accrued original issue discount thereon, if any, from February 18, 1998 to the Closing Date, the respective stated principal amount at maturity of Notes set forth opposite such Initial Purchaser's name in Schedule I hereto. Concurrently with the payment by the Initial Purchasers of the purchase price for the Notes, the Company agrees to pay to the Initial Purchasers an underwriting commission equal to 1.94480% of the total stated principal amount at maturity of Notes set forth in Schedule I.

              3.   Delivery and Payment.  Delivery of and payment for the Notes
                   --------------------
shall be made at 10:00 AM, New York City time, on February 18, 1998, or such later date as the Initial Purchasers shall designate, which date and time may be postponed by agreement between the Initial Purchasers and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Notes being herein called the "Closing Date"). Delivery of the Notes shall be made to the Initial Purchasers for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through Salomon Brothers Inc of the purchase price thereof to or upon the order of the Company by wire transfer in immediately available U.S. funds or such other manner of payment as may be agreed by the Company and the Initial Purchasers not less than two business days prior to the Closing Date. Delivery of the Notes shall be made at such location as the Initial Purchasers shall reasonably designate at least one business day in advance of the Closing Date and payment for the Notes shall be made at the office of Ross & Hardies, 150 North Michigan Avenue, Suite 2500, Chicago, Illinois. Certificates for the Notes shall be registered in such names and in such denominations as the Initial Purchasers may request not less than two full business days in advance of the Closing Date.

              The Company agrees to have the certificates for the Notes available for inspection by the Initial Purchasers in Chicago, Illinois, at the offices of Ross & Hardies, not later than 1:00 PM on the business day prior to the Closing Date .

              4.   Offering of Notes. (a) Each Initial Purchaser (i) represents
                   -----------------
and warrants to and agrees with the Company that it, its Affiliates and any person acting on its or its Affiliates' behalf, have not solicited and will not solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (within the meaning of Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act, except pursuant to a registered public offering as provided in the Registration Agreement or, with respect to Notes sold in reliance on Regulation S, by means of any directed selling efforts, (ii) acknowledges that it is purchasing the Notes pursuant to a private sale exemption from registration under the Securities Act and that the Notes have not been registered under the Securities Act and may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act or pursuant to an effective registration statement under the Securities Act, and (iii) severally and not jointly, represents and warrants to and agrees with the Company that:

              (1) It has not offered or sold, and will not offer or sell, any Notes except (A) to those it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Notes is aware that such sale is being made in reliance on Rule 144A, or (B) in accordance with the restrictions set forth in Exhibit A hereto.

              (2)  It is a qualified institutional buyer (as defined in Rule
       144A) and will offer the Notes for resale only upon the terms and conditions set forth in this Agreement and in the Final Memorandum.

              5.   Agreements.  The Company agrees with each Initial Purchaser
                   ----------
  that:

              (a) The Company will furnish to each Initial Purchaser and its counsel, without charge, during the period referred to in paragraph (c) below, as many copies of the Final Memorandum and any amendments and supplements thereto as it may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering of the Notes.

              (b) Except as set forth in paragraph (c) of this Section 5, the Company will not amend or supplement the Final Memorandum prior to the completion of the sale of the Notes by the Initial Purchasers without prior consent of the Initial Purchasers, which consent will not be unreasonably withheld.

              (c) If at any time prior to the completion of the sale of the Notes by the Initial Purchasers (as determined by the Initial Purchasers), any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Company will promptly notify the Initial Purchasers of the same and, subject to the requirements of paragraph (b) of this Section 5, will prepare and provide, at its own expense, to the Initial Purchasers pursuant to paragraph (a) of this Section 5 an amendment or supplement which will correct such statement or omission or effect such compliance.

              (d) The Company will promptly take such action as the Initial Purchasers may reasonably request to qualify the Notes for sale by the Initial Purchasers in the manner contemplated by this Agreement and under the securities or blue sky laws of the United States as the Initial Purchasers may designate and will maintain such qualifications in effect so long as required for the sale of the Notes by the Initial Purchasers; provided, however, that the Company shall not be required to amend its
       --------  -------
       articles or by-laws or to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction. The Company will promptly advise the Initial Purchasers of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

              (e) The Company will not, and will not permit any of its Affiliates to, resell any Notes that have been acquired by any of them except for any such Notes resold in a transaction registered under the Securities Act or pursuant to an exemption therefrom.

              (f) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act), under circumstances that would require the registration of the Notes under the Securities Act, except as contemplated in the Registration Agreement.

              (g) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Notes in the United States, except pursuant to a registered public offering as provided in the Registration Agreement.

              (h) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf will engage in any directed selling efforts (as defined in Regulation S) with respect to the Notes, except pursuant to a registered public offering as provided in the Registration Agreement, and the Company, its Affiliates and each person acting on its or their behalf will comply with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

              (i) The Company will cooperate with the Initial Purchasers and use its reasonable best efforts to permit the Notes to be eligible for clearance and settlement through The Depository Trust Company.

              (j) The Company and the Subsidiaries will not, until 90 days following the date of the Final Memorandum, without the prior written consent of Salomon Brothers Inc, offer, sell or contract to sell, grant any option to purchase or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities or any securities exchangeable for debt securities or any securities exchangeable for debt securities issued or guaranteed by the Company or any Subsidiary (other than the Notes or pursuant to a registered public offering as provided in the Registration Agreement), or enter into any agreement to do any of the foregoing. The Company and the Subsidiaries will not at any time offer, sell or contract to sell, grant any option to purchase or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Notes as contemplated by this Agreement and the Final Memorandum.

              (k) So long as any of the Notes remain outstanding, the Company will furnish to the holders of the Notes and to prospective investors (as designated by holders of the Notes ), upon the request of such holders or prospective investors, any information required to be delivered by Rule 144A(d)(4) under the Securities Act. In the event the Company is required to file information, documents or other reports with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Exchange Act, the Company will furnish copies thereof to the holders of the Notes at the time the Company is required to file the same with the Trustee under the Indenture and will make such information, documents or other reports available to prospective investors who request it in writing. This covenant is intended to be for the benefit of the holders of the Notes, and prospective investors in the Notes.

              (l) The Company will not be or become an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under the Investment Company Act.

              (m) The Company shall include information substantially in the form set forth in Exhibit B in each Final Memorandum.

              (n) The Company will apply the net proceeds from the sale of the Notes sold by it substantially in accordance with its statements under the caption "Use of Proceeds" in the Final Memorandum.

              (o) Neither the Company nor any of its Subsidiaries will take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in any act prohibited by Regulation M.

              (p) The Notes will bear the legend set forth in Exhibit A until such legend shall no longer be necessary or advisable because the Notes are no longer subject to the restrictions of transfer described therein.

              (q) The Company and the Executing Subsidiaries will do and perform all things required by it prior to or after the Closing Date and to satisfy all conditions precedent on its part prior to delivery of the Notes.

              6.   Conditions to the Obligations of the Initial Purchasers.  The
                   -------------------------------------------------------
obligations of the Initial Purchasers to purchase the Notes shall be subject to the continued accuracy of the representations and warranties on the part of the Company and the Executing Subsidiaries contained herein at the date and time that this Agreement is executed and delivered by the parties hereto (the "Execution Time"), and at the Closing Date to the accuracy of the statements of the Company and the Executing Subsidiaries made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Executing Subsidiaries of their respective obligations hereunder and to the following additional conditions:

              (a) The Company shall have furnished to the Initial Purchasers the opinion of Ross & Hardies, special counsel for the Company, dated the Closing Date, substantially to the effect that:

                   (i) the statements in the Final Memorandum under the caption "Risk Factors--Original Issue Discount; Possible Unfavorable Tax and Other Legal Consequences for Holders of Notes", Certain United States Federal Income Tax Considerations" and "Exchange Offer; Registration Rights", to the extent such statements constitute matters of law, summaries of legal matters or legal conclusions, have been reviewed by such counsel and are correct in all material respects;

                   (ii) no consent, approval, authorization or order of any
              state or Federal governmental authority is required under applicable law to be obtained by the Company or the Executing Subsidiaries as of the Closing Date for the consummation by the Company and the Executing Subsidiaries of the transactions contemplated herein, except any such consent, approval, authorization or order as may be required under the blue sky or securities laws of any state in the United States in connection with the purchase and sale of the Notes by the Initial Purchasers, as to which such counsel shall not be required to render any opinion;

                   (iii) neither the issuance and sale of the Notes by the Company to the Initial Purchasers, the execution and delivery by the Company of this Agreement, the Indenture and the Registration Agreement, the execution and delivery by the Executing Subsidiaries of this Agreement, nor the consummation by the Company, as of the Closing Date of the transactions herein or therein contemplated will conflict with, result in a breach or violation of, or constitute a default under the terms of (a) any other indenture, material agreement or instrument known to such counsel and to which the Company or its Subsidiaries is a party or bound, (b) any judgment, order or decree known to such counsel and binding on the Company or its Subsidiaries of any state or Federal court or any state or Federal governmental agency having jurisdiction over the Company or its Subsidiaries or (c) the articles of incorporation or by-laws of the Company or its Subsidiaries;

                   (iv) assuming (A) the accuracy of the representations and warranties of the Company set forth in Section 1 of this Agreement, (B) the due performance by the Company of the agreements set forth in Section 5 of this Agreement, (C) the accuracy of the representations and warranties made by the Initial Purchasers in Section 4 of this Agreement and the due performance by the Initial Purchasers of the agreements set forth in Section 4 of this Agreement (including all exhibits hereto), (D) compliance by the Initial Purchasers with the offering and transfer procedures and restrictions described elsewhere in this Agreement and the Final Memorandum and (E) the accuracy of the representations and warranties made in accordance with this Agreement and the Final Memorandum by purchasers to whom the Initial Purchasers initially resell Notes, no registration of the Notes under the Securities Act is required, and no qualification of the Indenture under the Trust Indenture Act is necessary, for the offer and sale by the Initial Purchasers of the Notes in the manner contemplated by this Agreement;

                   (v) the Company is not an "investment company" within the meaning of the Investment Company Act without taking account of any exemption arising out of the number of holders of the Company's securities;

                   (vi) the summaries in the Final Memorandum of (x) the provisions of the certain investors liquidation rights described under the heading "Description of Capital Stock -- Investors' Liquidation Rights" and (y) the Stock Purchase Agreement (as defined in the Final Memorandum) provide a fair summary of such provisions;

                   (vii) the Notes are in the form contemplated by the Indenture and, when executed by the Company and authenticated or countersigned by the Trustee, in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture;

                   (viii) the statements set forth under the headings
              "Description of the Notes" insofar as such statements purport to summarize certain provisions of the Notes and the Indenture provide a fair summary of such provisions;

                   (ix) each of this Agreement, the Indenture and the Registration Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company, in accordance with their respective terms; and the Agreement constitutes a legal, valid and binding obligation of the Executing Subsidiaries, enforceable against the Executing Subsidiaries, in accordance with its terms;

                   (x) each of the Company and its Subsidiaries is a corporation in good standing under the laws of the jurisdiction of its incorporation; there are no restrictions on the corporate power and capacity of the Company or any of its Subsidiaries to own and lease property and assets and to carry on business;

                   (xi) each of the Company and its Subsidiaries is qualified or registered to carry on business as a foreign corporation in each jurisdiction in which failure to do so would have a material adverse effect on it or its operations;

                   (xii) the authorized capital of the Company consists of 85,567.693 Class A Common Shares, 35,000 Class B Common Shares and 15,000 Class C Common Shares and conforms in all material respects to the information contained in the Final Memorandum under the heading "Description of Capital Stock";

                   (xiii) the outstanding shares of capital stock of the Company and its Subsidiaries have been duly authorized and validly issued and, assuming receipt of the consideration thereof, are outstanding as fully paid and non-assessable; all of the outstanding shares of capital stock of the Subsidiaries are registered in the name of the Company or its Subsidiaries;

                   (xiv) there are no restrictions (other than restrictions which have been waived) on the corporate power and capacity of the Company to enter into this Agreement, the Indenture and the Registration Agreement, to execute, issue and sell the Notes or to carry out its obligations hereunder and thereunder;

                   (xv) the execution and delivery of this Agreement, the Indenture, the Registration Agreement and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action on the part of the Company;

                   (xvi) the execution, issuance and sale of the Notes has been duly authorized by all necessary corporate action on the part of the Company;

                   (xvii) each of the Notes, this Agreement, the Indenture and the Registration Agreement has been duly executed and delivered by the Company;

                   (xviii) to the knowledge of such counsel, there is no pending or threatened action or suit or judicial, arbitral or other administrative proceeding to which the Company or its Subsidiaries is the subject that, singly or in the aggregate, (A) questions the validity of this Agreement, the Registration Agreement or the Indenture or any action taken or to be taken pursuant hereto or thereto, or (B) if determined adversely to the Company or its Subsidiaries is reasonably likely to have a Material Adverse Effect;

                   (xix) the Indenture conforms to all material requirements of the Trust Indenture Act and the rules and regulations applicable thereto;

                   Such counsel shall also state that they have no reason to believe that at the Execution Time the Final Memorandum contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or that at the Closing Date, the Final Memorandum includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                   In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the States of Illinois, Delaware and New York or the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to Paul, Hastings, Janofsky & Walker LLP and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials and upon the representations and warranties set forth in this Agreement, the Indenture and the Registration Agreement.

                   In addition, such opinion may be qualified to the extent that the enforceability of any right or remedy, including without limitation any right to liquidated damages, may be subject to general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether enforceability is considered in a proceeding in equity or in law) and to the discretion of the court before which proceedings hereof may be brought.

                   Such opinion may also be subject to standard limitations, assumptions, qualifications and exceptions.

                   All references in this Section 6(a) to the Final Memorandum shall be deemed to include any amendment or supplement thereto at the Closing Date.

              (b) The Company shall have furnished to the Initial Purchasers the opinion of Swidler & Berlin, special regulatory counsel for the Company, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers and their counsel.

              (c) The Initial Purchasers shall have received from Paul, Hastings, Janofsky & Walker LLP such opinion dated the Closing Date, with respect to the issuance and sale of the Notes, the Final Memorandum and other related matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

              (d) Each of the following conditions shall have been satisfied and the Company shall have furnished to the Initial Purchasers a certificate of the Company, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Date, to the effect that the signatories thereto have carefully examined the Final Memorandum, any amendment or supplement to the Final Memorandum and this Agreement and that:

                   (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied in all material respects with all the agreements and satisfied in all material respects all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

                   (ii) since the date of the most recent financial statements included in the Final Memorandum, there has been no Material Adverse Change, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto); and

                   (iii) the sale of the Notes hereunder has not been enjoined
              (temporarily or permanently).

              (e) At the Execution Time and at the Closing Date, Arthur Andersen LLP shall have furnished to the Initial Purchasers a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Initial Purchasers, addressed to the Initial Purchasers confirming that they are independent accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder and stating in effect that:

                   (i) in their opinion the audited financial statements and financial statement schedules and pro forma information included in the Final Memorandum and reported on by them comply as to form in all material respects with generally accepted accounting principles;

                   (ii) based upon a reading of the latest unaudited
              consolidated financial statements made available by the Company; their limited review in accordance with the standards established by the American Institute of Certified Public Accountants ("AICPA") of the unaudited interim financial information for the date covered by such financial statements for the period; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; such specified procedures would include, but are not limited to, a reading of minutes of the shareholders' and directors' meetings (and any meetings of committees of the Board of Directors) of the Company, and its Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and Subsidiaries as to transactions and events subsequent to December 31, 1997, nothing has come to their attention that causes them to believe that:

                   (1) any unaudited financial statements included in the Final Memorandum do not comply as to form in all material respects with accounting requirements of the Securities Act and with the published rules and regulations of the Commission; and any unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Final Memorandum; or

                   (2) with respect to the period subsequent to December 31, 1997, there were any changes, at February 10, 1998, in the long-term obligations of the Company and the Subsidiaries or capital stock of the Company or decreases in the consolidated assets or shareholders' equity of the Company as compared with the amounts shown on the December 31, 1997 consolidated balance sheet included in the Final Memorandum, or for the period from December 31, 1997 to February 10, 1998 there were any decreases, as compared with the corresponding period in the preceding year, in net sales, operating expenses, operating income or income (loss) before income taxes and extraordinary items or in total, of the Company and the Subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Initial Purchasers; and

                   (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Final Memorandum is mathematically accurate and agrees with the accounting records of the Company and its Subsidiaries, in each case, excluding any questions of legal interpretation.

                   All references in this Section 6(e) to the Final Memorandum shall be deemed to include any amendment or supplement thereto at the date of the letter.

                   (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum, there shall not have been (i)any change, decrease or increase specified in the letter or letters referred to in paragraph (e) of this Section6 or (ii)any change, or any development involving a prospective change, in or affecting the business, proposed business or properties of the Company and the Subsidiaries the effect of which, in any case referred to in clause(i) or (ii) above, is, in the judgment of the Initial Purchasers, so material and adverse as to make it impractical or inadvisable to market the Notes as contemplated by the Final Memorandum.

                   (g) On or prior to the Closing Date, the Registration Agreement, in form and substance satisfactory to the Company and its counsel and the Initial Purchasers and their counsel, shall have been executed and shall have been delivered to you and the Trustee.

                   (h) On or prior to the Closing Date, the Company and the Trustee shall have entered into and delivered the Indenture and the Initial

              Purchasers shall have received a counterpart, conformed as executed, thereof. The Indenture shall be in full force and effect.

                   (i) Prior to the Closing Date, the Company shall have furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may reasonably request.

                          If any of the conditions specified in this Section 6
              shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Initial Purchasers and Paul, Hastings, Janofsky & Walker LLP, this Agreement and all obligations of the Initial Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Initial Purchasers. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

                          The documents required to be delivered by this
              Section 6 will be delivered at the office of Ross & Hardies, 150 North Michigan Avenue, Suite 2500, Chicago, Illinois, on the Closing Date.

                          7. Reimbursement of Expenses. If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section10 hereof or because of any refusal, inability or failure on the part of the Company or any Executing Subsidiary to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers in payment for the Notes on the Closing Date, the Company and the Executing Subsidiaries, jointly and severally, will reimburse the Initial Purchasers severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Notes.

                          8. Indemnification and Contribution. (a)The Company and the Executing Subsidiaries, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees and agents of each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other

              Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum or the Final Memorandum or any information provided by the Company to any holder or prospective investor in Notes pursuant to Section 5(k), or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Executing Subsidiaries will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchaser specifically for inclusion therein, it being understood that the only such information is that described in
              Section 8(b). This indemnity agreement will be in addition to any liability which the Company or the Executing Subsidiaries may otherwise have.

                         (b) Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, its officers, employees and agents, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which the Initial Purchasers may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page and under the heading "Plan of Distribution" in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto).

                         (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i)will not relieve it from liability under paragraph(a) or(b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii)will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph(a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense, which counsel, together with one local counsel in each jurisdiction, shall act on behalf of all the indemnified parties in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i)the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii)the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii)the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv)the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                         (d) In the event that the indemnity provided in paragraph(a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Executing Subsidiaries, on the one hand, and the Initial Purchasers, on the other hand, agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and by the Initial Purchasers, on the other hand, from the offering of the Notes; provided, however, that in no case shall any Initial Purchaser be responsible for any amount in excess of the purchase discount or commission applicable to the Notes purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Executing Subsidiaries, on the one hand, and the Initial Purchasers, on the other hand, shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Initial Purchasers in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase commissions (before deducting expenses), in each case as set forth on the cover page of the Final Memorandum. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Initial Purchasers. The Company, the Executing Subsidiaries and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph(d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee and agent of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph(d).

                         9. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Notes agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the stated principal amount at maturity of Notes set forth opposite their names in Schedule I hereto bears to the aggregate stated principal amount at maturity of Notes set forth opposite the names of all the remaining Initial Purchasers) the Notes which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate stated principal amount at maturity of Notes which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate stated principal amount at maturity of Notes set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such non-defaulting Initial Purchasers do not purchase all the Notes, this Agreement will terminate without liability to any non-defaulting Initial Purchaser, the Company or the Executing Subsidiaries. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the non-defaulting Initial Purchasers shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any non-defaulting Initial Purchaser for damages occasioned by its default hereunder.

                         10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Initial Purchasers, by notice given to the Company prior to delivery of and payment for the Notes, if prior to such time (i)trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers Automated Quotation System ("Nasdaq") shall have been suspended or limited or minimum prices shall have been established on either of such Exchanges or Nasdaq, (ii)a general moratorium on commercial banking activities in NewYork or the United States shall have been declared by the relevant authorities or (iii)there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Initial Purchasers, impracticable or inadvisable to proceed with the offering or delivery of the Notes as contemplated by the Final Memorandum.

                         11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers, the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

                         12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Initial Purchasers, will be mailed, delivered or telegraphed and confirmed to them, care of Salomon Brothers Inc, at Seven World Trade Center, New York, New York 10048 (telephone: (212)783-7000, facsimile: (212) 783-4799), attention: Stephen M. Winningham, with a copy to Paul, Hastings, Janofsky & Walker LLP, 399 Park Avenue, New York, New York 10022 (telephone: (212) 318-6400, facsimile
              (212) 319-4090), attention: William F. Schwitter; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 200 N. LaSalle, Chicago, Illinois 60601 (telephone: (312)895-8400; facsimile: (312)895-8403), attention:
              Joseph A. Beatty, Executive Vice President and Chief Financial Officer, with a copy to Ross & Hardies, 150 North Michigan Avenue, Suite 2500, Chicago, Illinois 60601-7567 (telephone: (312) 750-3501, facsimile (312) 750-8600), attention: David Guin.

                         13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees and agents and controlling persons referred to in Section 8 hereof, and, except as expressly set forth in Section 5(k) hereof, no other person will have any right or obligation hereunder.

                         14. Governing Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of NewYork without regard to principles of conflict of laws.

                         15. Business Day. For purposes of this Agreement, "business day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the City of NewYork, New York are authorized or obligated by law, executive order or regulation to close.

                         16. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all such counterparts will together constitute one and the same instrument.

                         If the foregoing is in accordance with your
              understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Company, the Executing Subsidiaries and the Initial Purchasers.

              Very truly yours,


              Focal Communications Corporation


              By:    /s/ Robert C. Taylor, Jr.
                 ---------------------------------------------------------------
              Name:  Robert C. Taylor, Jr.
              Title: Chief Executive Officer



              Focal Communications Corporation of Illinois


              By:    /s/ Robert C. Taylor, Jr.
                 ---------------------------------------------------------------
              Name:  Robert C. Taylor, Jr.
              Title: Chief Executive Officer



              Focal Communications Corporation of New York


              By:    /s/ Robert C. Taylor, Jr.
                 ---------------------------------------------------------------
              Name:  Robert C. Taylor, Jr.
              Title: Chief Executive Officer

              The foregoing Agreement is hereby
              confirmed and accepted as of the
              date first above written.

              Salomon Brothers Inc
              Morgan Stanley & Co. Incorporated
              NationsBanc Montgomery Securities LLC


              By:  Salomon Brothers Inc


              By:    /s/ Stephen M. Winningham
                 ---------------------------------------------------------------
              Name:  Stephen M. Winningham
              Title: Managing Director

                                   SCHEDULE I

                Initial Purchasers                        Stated Amount
                ------------------                         at Maturity
                                                            of Notes
                                                         to be Purchased
                                                         ---------------
          Salomon Brothers Inc                           $ 135,000,000
          Morgan Stanley & Co. Incorporated              $  81,000,000
          NationsBanc Montgomery Securities LLC          $  54,000,000
                                                           -----------
          Total                                          $ 270,000,000
                                                           ===========

                                                                       EXHIBIT A

                      SELLING RESTRICTIONS FOR OFFERS AND
                        SALES OUTSIDE THE UNITED STATES

(1)(a) The Notes have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. Each Initial Purchaser represents and agrees that, it has offered and sold the Notes, and will offer and sell the Notes, (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S. Accordingly, each Initial Purchaser represents and agrees that neither it, nor any of its affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Notes, and that it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Initial Purchaser agrees that, at or prior to the confirmation of sale of Notes (other than a sale of Notes pursuant to Section 4(a)(1)(A) of the Agreement to which this is an exhibit), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from it during the restricted period a confirmation or notice to substantially the following effect:

     "The Notes covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and February 18, 1998, except in either case in accordance with Regulation S, Rule 144A or other exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S."

(b) Each Initial Purchaser also represents and agrees that it has not entered and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Notes, except with its affiliates or with the prior written consent of the Company.

(c)  Terms used in this Section have the meanings given to them by Regulation S.

                                                                       EXHIBIT B


                              NOTICE TO INVESTORS


Offers and Sales by the Initial Purchasers
------------------------------------------

     The Notes have not been registered under the Securities Act and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons except in accordance with an applicable exemption from the registration requirements thereof. Accordingly, the Notes are being offered and sold only (1) in the United States to qualified institutional buyers ("Qualified Institutional Buyers") under Rule 144A under the Securities Act, and (2) outside the United States to non-U.S. persons ("foreign purchasers") in reliance upon Regulation S under the Securities Act.

Investor Representations and Restrictions on Resale
---------------------------------------------------

     Each purchaser of the Notes will be deemed to have represented and agreed as follows:

          (1) it is acquiring the Notes for its own account or for an account with respect to which it exercises sole investment discretion, and that it or such account is a Qualified Institutional Buyer, an Institutional Accredited Investor acquiring the Notes for investment purposes and not for distribution or a foreign purchaser outside the United States;

          (2) it acknowledges that the Notes have not been registered under the Securities Act or any other applicable securities laws and may not be sold or otherwise transferred except as permitted below;

          (3) it understands and agrees (x) that such Notes are being offered only in a transaction not involving any public offering within the meaning of the Securities Act, and (y) that (A) if within two years after the date of original issuance of the Notes or, if within three months after it ceases to be an affiliate (within the meaning of Rule 144 under the Securities Act) of the Company, it decides to resell, pledge or otherwise transfer Notes on which the legend set forth below appears, such Notes may be resold, pledged or transferred only (i) to the Company, (ii) so long as such Note is eligible for resale pursuant to Rule 144A, to a person whom the seller reasonably believes is a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A (as indicated by the box checked by the transferor on the

     Certificate of Transfer on the reverse of the Note if such Note is not in book-entry form), (iii) in an offshore transaction in accordance with Regulation S (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the Note if such Note is in book-entry form), (iv) to an Institutional Accredited Investor (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the Note if such Note is not in book-entry form), who has certified to the Company and the Trustee for the Notes that such transferee is an Institutional Accredited Investor and is acquiring the Notes, for investment purposes and not for distribution, (v) pursuant to an exemption from the registration requirements of the Securities Act provided by Rule 144 (if applicable) under the Securities Act or (vi) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States, (B) the purchaser will, and each subsequent holder is required to, notify any purchaser of Notes from it of the resale restrictions referred to in (A) above, if then applicable, and (C) with respect to any transfer of Notes by an Institutional Accredited Investor, such holder will deliver to the Company and the Trustee such certificates and other information as they may reasonably require to confirm that the transfer by it complies with the foregoing restrictions; and

          (4)  it understands that the notification requirement referred to in
     (3) above will be satisfied, in the case only of transfer by physical delivery of certificated Notes other than a global certificate, by virtue of the fact that the following legend will be placed on the Notes unless otherwise agreed by the Company:

               "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS NOTE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR A PREDECESSOR NOTE HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN
               (1) TO THE COMPANY, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE

               TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS
               NOTE), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATIONS UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS NOTE), (4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR
               (7) UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS NOTE) THAT IS ACQUIRING THIS NOTE FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION AND A CERTIFICATE IN THE FORM ATTACHED TO THIS NOTE IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRUSTEE, (5) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. AN INSTITUTIONAL ACCREDITED INVESTOR HOLDING THIS NOTE AGREES THAT IT WILL FURNISH TO THE COMPANY AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS NOTE COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IS HOLDING THIS NOTE FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (o)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT."

          (5) it (i) is able to fend for itself in the transactions contemplated by this Offering Memorandum; (ii) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Notes; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment; and

          (6) it has received a copy of this Offering Memorandum relating to the Offering and acknowledges that it has had access to such financial and other information, and has been afforded the opportunity to ask questions of the Company and receive answers thereto, as is deemed necessary in connection with its decision to purchase the Notes; and

          (7) it understands that the Company, the Initial Purchasers and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and agrees that if any of the acknowledgments, representations and warranties deemed to have been made by it by its purchase of Notes are no longer accurate, it shall promptly notify the Company and the Initial Purchasers. If it is acquiring the Notes as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and it has full power to make the foregoing acknowledgments, representations and agreements on behalf of such account.